Item 14(c)
                              EXHIBIT 21
                       Sunstates Corporation
                      Subsidiaries of the Company
                           December 31, 1994



   The following is a listing of the major subsidiaries of the Company, all of which are included in the Consolidated Financial
Statements of the Company at December 31, 1994:

 SUBSIDIARY                                 STATE OF INCORPORATION


Hickory White Company                             North Carolina
Sunstates Realty Group, Inc.                      Florida
National Development Company, Inc.                Texas
Normandy Insurance Agency, Inc.                   Illinois
  Subsidiaries of Normandy:
   Coronet Insurance Company                      Illinois
      Subsidiaries of Coronet Insurance Company:
        Sunstates Equities, Inc.                  Florida
        Pensacola Holding Corp.                   Florida
        Sunstates Financial Services              Florida
        Casualty Insurance Company of Florida     Florida
        National Assurance Indemnity Company      Illinois
          Subsidiaries of National Assurance Indemnity Company:
            Crown Casualty Company                Illinois
        Sew Simple Systems, Inc.                  South Carolina
        Coronet Financial Group                   Florida
          Subsidiaries of Coronet Financial Group:
            The Springs, Inc.                     Wisconsin
        Wellco Enterprises, Inc.                  North Carolina
        Alba-Waldensian, Inc.                     Delaware